Exhibit 3.111

ARTICLES OF INCORPORATION

OF

[NAME OF ENTITY]

Pursuant to the provisions of the Georgia Business Corporation Act, the undersigned incorporator submits the following Articles of Incorporation:

FIRST: The name of the corporation is                                         .

SECOND: The number of shares the corporation is authorized to issue is                                          shares of                                         .

THIRD: The street address of the initial registered office of the corporation is                                         , and the initial registered agent at that office is                                         . The county of the registered office is                      County.

FOURTH: The name and address of each incorporator is                                         .

FIFTH: The mailing address of the initial principal office of the corporation is                                         .

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this      day of             ,         .

Name: